UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported):	November 5, 2015

Evans Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-18539	161332767
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Grimsby Drive, Hamburg, New York		14075
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-926-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Evans Bancorp, Inc. (the “Company”), Evans Bank, N.A. (the “Bank”)  and Gary Kajtoch entered into an Agreement and Release, dated November 5, 2015 and effective November 6, 2015. Under the basic terms of the agreement, Mr. Kajtoch has terminated his employment with the Company and the Bank. He will be paid a lump sum of $350,000  in the fourth quarter of 2015. In addition, the Company has agreed to repurchase, at Mr. Kajtoch’s option exercisable for one year,  the shares of Company common stock beneficially owned by Mr. Kajtoch. The repurchase would be at fair market value and the Company is not obligated to repurchase at any time that such repurchase would be prohibited by applicable law or regulations. The Agreement also contains mutual general releases and other customary provisions.

Item 1.02 Termination of a Material Definitive Agreement

Pursuant to the terms of the Agreement and Release referred to in Item 1.01 above, the Company and Mr. Kajtoch have agreed, effective on November 6, 2015, to terminate the Employment Agreement by and among the Company, the Bank  and Mr. Kajtoch, executed and delivered by the Company and the Bank on October 6, 2009 and effective as of September 29, 2009,  filed as  Exhibit 10.1 to the Company’s Current Report on Form 8-K on October 13, 2009.

Section 5 - Corporate Governance and Management

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 5, 2015, the Company announced the resignation, for personal reasons, of Gary Kajtoch as Executive Vice President, Treasurer and Chief Financial Officer effective as of November 6, 2015. Mr. Kajtoch served as Treasurer and Chief Financial Officer from April 2007 and February 2007, respectively. He also served as Executive Vice President since December 2009 and served as Senior Vice President from February 2007 to December 2009.The Company, the Bank and Mr. Kajtoch entered into an Agreement and Release, dated November 5, 2015 and effective on November 6, 2015, described in Item 1.01 above.

Effective as of November 6, 2015, David Nasca, the President and Chief Executive Officer of the Company,  will assume the duties and responsibilities of Mr. Kajtoch and will serve as the principal financial officer of the Company. Mr. Nasca,  age 58, has held the position of President since 2006 and Chief Executive Officer since 2007.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On November 5, 2015, the Company issued a press release announcing the management changes described above. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01Financial Statements and Exhibits

(d)Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Evans Bancorp, Inc. on November 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

November 5, 2015	By:	/s/ David J. Nasca

Name: David J. Nasca
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1 -Press Release issued by Evans Bancorp, Inc. on November 5, 2015